Exhibit 4.7
RIMINI STREET, INC.

AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

October 31, 2016

-i-

RIMINI STREET, INC.
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of October 31, 2016, and is between Rimini Street, Inc., a Nevada corporation (the “Company”), the founders of the Company listed on Exhibit A (the “Founder Holders”),  the undersigned holders of Series A Preferred Stock of the Company listed on Exhibit B hereto together with their qualifying transferees (the “Series A Holders”), the undersigned holders of Series B Preferred Stock of the Company listed on Exhibit C hereto together with their qualifying transferees (the “Series B Holders”), and the purchasers of the Company’s Series C Preferred Stock listed on Exhibit D hereto (the “Series C Purchasers”). The Series A Holders, the Series B Holders and the Series C Purchasers shall be referred to herein as the “Preferred Holders.”

RECITALS

A.            The Company proposes to sell shares of the Company’s Series C Preferred Stock to the Series C Purchasers pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (the “Financing”).

B.            In connection with the Financing, Company and the Preferred Holders desire to amend and restate the Investor Rights Agreement dated as of June 19, 2009, as amended by the Amendment dated November 1, 2013 (the “Prior Agreement”), as set forth herein.

C.            Pursuant to Section 4.1 of the Prior Agreement, the Company and the Holders holding more than fifty percent (50%) of the total voting power represented by the then outstanding Common Stock (determined on an as-if-converted basis) held by all of the Preferred Holders have agreed to amend, supersede and restate in its entirety the Prior Agreement by means of entering into this Agreement.

SECTION 1

DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

(a)           “Class A Common Stock” shall mean the Class A Common Stock of the Company.

(b)           “Class B Common Stock” shall mean the Class B Common Stock of the Company.

(c)           “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d)           “Common Stock” means shares of the Class A Common Stock and the Class B Common Stock, until such time that all of the Class B Common Stock converts into Class A Common Stock and then immediately thereafter converts into the Company’s common stock pursuant to the Restated Articles, at which time all references to “Common Stock” shall mean the Company’s common stock issued pursuant to the aforementioned conversion.

(e)           “Conversion Stock” shall mean the Class B Common Stock, issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock, the Class A Common Stock issued upon conversion of the Series C Preferred Stock or Company common stock issued upon conversion of the Class A Common Stock or Class B Common Stock pursuant to the Restated Articles, as applicable.

(f)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g)          “Holder” shall mean any party who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement.

(h)           “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(i)            “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(j)            “Closing” shall mean the date of the sale of shares of the Company’s Series B Preferred Stock pursuant to the Purchase Agreement.

(k)           “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Class A Common Stock registered under the Securities Act.

(l)            “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities; provided, that for the purposes of this definition only, Registrable Securities shall only include shares that are deemed Registrable Securities pursuant to Section 1.1(n)(i) or (ii).

(m)          “Other Selling Holders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(n)           “Other Shares” shall mean the Class A Common Stock, the Class B Common Stock, or Company common stock issuable upon conversion of the Class A Common Stock or the Class B Common stock pursuant to the Restated Articles,, with respect to which registration rights have been granted.

(o)           “Purchase Agreement” shall have the meaning set forth in the Recitals.

(p)           “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above and (iii) for the purposes of Sections 2.2 through 2.13 inclusive, Common Stock held by the Founder Holders; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(q)          The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(r)           “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, including the Selling Expenses, fees and disbursements of counsel for one Holder, but not including the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(s)           “Restated Articles” means the Company’s Amended and Restated Articles of Incorporation as then in effect.

(t)            “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(b).

(u)           “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v)          “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(w)          “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x)           “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(y)           “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

(z)            “Series A Preferred Stock” shall mean the shares of the Company’s Series A Preferred Stock.

(aa)         “Series B Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock.

(bb)         Series C Preferred Stock” shall mean the shares of the Company’s Series C Preferred Stock.

(cc)         “Shares” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(dd)        “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2

REGISTRATION RIGHTS

2.1          Requested Registration.

(a)           Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i)          promptly give written notice of the proposed registration to all other Holders; and

(ii)         as soon as practicable, file and best efforts effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b)           Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)          Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred and eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii)         If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $5,000,000;

(iii)        In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)        After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v)         During the period starting with the date forty-five (45) days prior to the Company’s good faith estimate of the date of filing of the Company’s first registration statement, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi)        If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(c)           Deferral. If (i) in the good faith judgment of the board of directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the board of directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the board of directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d)         Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e)           Underwriting. If the Initiating Holders propose to distribute Registrable Securities pursuant to an underwriting, they shall so advise the Company and the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Holders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Holders requesting additional inclusion, as set forth above.

2.2          Company Registration.

(a)           Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, or a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:

(i)          promptly give written notice of the proposed registration to all Holders; and

(ii)         use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)          Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Holders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3          Registration on Form S-3.

(a)           Request for Form S‑3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S‑3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b)           Limitations on Form S‑3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)          In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii)         If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S‑3 at an aggregate price to the public of less than $1,000,000; or

(iii)        If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)           Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d)           Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4          Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 (and shall not be deemed to be a Withdrawn Registration), and the Holders shall not be required to pay any of such expenses. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5          Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

(a)          Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration effective for a period ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

(b)          Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement ;

(c)           Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(d)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)           Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f)           If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three-year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(g)          Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)            Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(j)           Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(k)           Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, subject to a customary confidentiality agreement;

(l)           Notify each seller of such Registrable Securities, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration has been filed;

(m)          Advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

(n)           In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into and perform its obligations under an underwriting agreement in usual and customary form; provided that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6           Indemnification.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, partners, shareholders, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)          Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after the commencement of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company and the Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.7           Information by Holder.  Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8          Restrictions on Transfer.

(a)           The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8, and:

(i)          There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii)         The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b)           Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A SHAREHOLDERS’ AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(c)           The first legend referring to federal and state securities laws identified in Section 2.8(b) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:

(a)           Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)          So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualified as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed and (iii) such other information as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10        Delay of Registration.  No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.11        Transfer or Assignment of Registration Rights.  The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) an affiliate, subsidiary, parent, partner, member, limited partner, retired partner, retired member or shareholder of a Holder or (ii) a transferee or assignee of not less than 250,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Article 6 of the Amended and Restated Shareholder Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership or of members of a limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners, members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

2.12        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (i) the right to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (ii) the right to demand registration of their securities.

2.13        Termination of Registration Rights.  The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period and (ii) five (5) years after the closing of the Company’s Initial Public Offering.

SECTION 3

INFORMATION COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1          Basic Financial Information and Inspection Rights.

(a)           Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 250,000 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like):

(i)          As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, audited and certified by independent public accountants of nationally-recognized standing selected by the Company, and certified by the Chief Financial Officer;

(ii)         As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, certified by the Chief Financial Officer.

(b)          Inspection Rights. The Company will afford to each Holder who owns at least 250,000 (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) Shares and/or Conversion Stock and to such Holder’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records. Each such Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Holders may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests under this Agreement and related agreements or otherwise related to their investment in the Company.

3.2          Confidentiality.  Anything in this Agreement to the contrary notwithstanding, no Holder solely by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, its limited partner clients to the extent required for tax or performance reporting purposes, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental authority.

3.3          Termination of Covenants.  The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $50,000,000 (as adjusted for stock dividends, combinations, subdivisions or stock splits with respect to such shares).

SECTION 4

MISCELLANEOUS

4.1          Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (a) the Company and (b) the Holders holding more than fifty percent (50%) of the total voting power represented by the then outstanding Common Stock (determined on an as-if-converted basis) held by all of the Preferred Holders (excluding any of such shares that have been sold to the public or pursuant to Rule 144); and provided, that (x) any amendment, waiver, discharge or termination that adversely changes the rights of the Founder Holders in a manner different than other classes of Holders, the holders of more than fifty percent (50%) of the total voting power represented by the then outstanding Common Stock (determined on an as-if-exercised, as-if-converted basis) held by all Founder Holders shall be required for such amendment, waiver, discharge or termination; and (y) any amendment, waiver, discharge or termination that operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of more than fifty percent (50%) of the total voting power represented by the Common Stock (determined on an as-if-converted basis) held by all Preferred Holders (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

4.2          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a)           if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof (and if to entities affiliates with Adams Street Partners with a copy (which shall not constitute notice) to John J. Gilluly, III, Esq., DLA Piper LLP (US), 401 Congress Ave., Suite 2500, Austin TX 78701;

(b)           if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c)           if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada 89128, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Jack Sheridan, Esq., Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

4.3          Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

4.4         Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor, other than as permitted under the Shareholders Agreement or this Agreement, without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.5          Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and any prior agreements regarding the subject matter hereof, including the Registration Rights Agreement dated March 17, 2008  are hereby terminated.  No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

4.6          Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

4.7         Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

4.8          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

4.9         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

4.10        Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

4.11        Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

4.12       Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

4.13      Termination Upon Change of Control.  Notwithstanding anything to the contrary herein, this Agreement (excluding any then‑existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets or intellectual property of the Company.

4.14        Conflict.  In the event of any conflict between the terms of this Agreement and the Company’s of incorporation or its bylaws, the terms of the Company’s of incorporation or its bylaws, as the case may be, will control.

4.15        Aggregation of Stock.  All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

4.16        Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(signature page follows)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

RIMINI STREET, INC., a Nevada corporation

By:	/s/ Seth A. Ravin

Name:	SETH A. RAVIN

Title:	CHIEF EXECUTIVE OFFICER

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

FOUNDER

SETH A. RAVIN, TRUSTEE OF THE SAR TRUST U/A/D AUGUST 30, 2005
(Print name of Founder)

/s/ Seth A. Ravin
(Signature)

SETH A. RAVIN
(Print name of signatory, if signing for an entity)

TRUSTEE
(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

FOUNDER

THOMAS C. SHAY
(Print name of Founder)

/s/ Thomas C. Shay
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES A HOLDER

SETH A. RAVIN, TRUSTEE OF THE SAR TRUST U/A/D/ AUGUST 30, 2005
(Print name of Series A Holder)

/s/ Seth A. Ravin
(Signature)

SETH A. RAVIN
(Print name of signatory, if signing for an entity)

TRUSTEE
(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES A HOLDER

THOMAS C. SHAY
(Print name of Series A Holder)

/s/ Thomas C. Shay
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES A HOLDER

JED MURPHY AND DAPHNE MURPHY
(Print name of Series A Holder)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES A HOLDER

LIZA P. ALEJO and PHAT T. NGUYEN, JTWRS
(Print name of Series A Holder)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES A HOLDER

SOUTHWEST SECURITIES INC. AS ROTH IRA CUSTODIAN FBO DEAN POHL
(Print name of Series A Holder)

/s/ Dean Pohl
(Signature)

Dean Pohl
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES B HOLDERS:

ADAMS STREET 2007 DIRECT FUND, L.P.

By: ASP 2007 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.

By: ASP 2008 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

ADAMS STREET 2009 DIRECT FUND, L.P.

By: ASP 2009 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES C PURCHASERS:

ADAMS STREET 2007 DIRECT FUND, L.P.

By: ASP 2007 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.

By: ASP 2008 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

ADAMS STREET 2009 DIRECT FUND, L.P.

By: ASP 2009 Direct Management, LLC, its General Partner

By: Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES C PURCHASERS:

ADAMS STREET 2013 DIRECT FUND LP

By: ASP 2013 Direct Management LP its General Partner

By: ASP 2013 Direct Management LLC its General Partner

By: Adams Street Partners, LLC its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2014 DIRECT FUND LP

By: ASP 2014 Direct Management LP its General Partner

By: ASP 2014 Direct Management LLC its General Partner

By: Adams Street Partners, LLC its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

The parties are signing this Amended and Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

SERIES C PURCHASERS:

ADAMS STREET 2015 DIRECT VENTURE/GROWTH FUND LP

By: ASP 2015 Direct Management LP its General Partner

By: ASP 2015 Direct Management LLC its General Partner

By: Adams Street Partners, LLC its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2016 DIRECT VENTURE/GROWTH FUND LP

By: ASP 2016 Direct Management LP its General Partner

By: ASP 2016 Direct Management LLC its General Partner

By: Adams Street Partners, LLC its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

ADAMS STREET VENTURE/GROWTH FUND VI LP

By: ASP VG Management VI LP its General Partner

By: ASP VG Management VI LLC its General Partner

By: Adams Street Partners, LLC its Managing Member

By:	/s/ Robin P. Murray
Name:	Robin P. Murray
Title:	Partner

Rimini Street - Signature Page to the Amended and Restated Investors’ Rights Agreement (Series C)

Exhibit A

FOUNDERS

Seth A. Ravin, Trustee of the SAR Trust U/A/D August 30, 2005

Thomas C. Shay, an Individual

Exhibit B

SERIES A HOLDERS

Seth A. Ravin, Trustee to the SAR Trust U/A/D/ August 30, 2005

Thomas C. Shay

Jed Murphy and Daphne Murphy

Liza P. Alejo and Phat T. Nguyen, JTWRS

Southwest Securities FBO Dean Pohl IRA

Exhibit C

SERIES B HOLDERS

Adams Street 2007 Direct Fund, L.P.
Adams Street 2008 Direct Fund, L.P.
Adams Street 2009 Direct Fund, L.P.

c/o Adams Street Partners, LLC

With copies to:

Adams Street Parties, Inc.

DLA Piper LLP (US)

Exhibit D

SERIES C PURCHASERS

Adams Street 2007 Direct Fund, L.P.
Adams Street 2008 Direct Fund, L.P.
Adams Street 2009 Direct Fund, L.P.
Adams Street 2013 Direct Fund LP
Adams Street 2014 Direct Fund LP
Adams Street 2015 Direct Venture/Growth Fund LP
Adams Street 2016 Direct Venture/Growth Fund LP
Adams Street Venture/Growth Fund VI LP

c/o Adams Street Partners, LLC

With copies to:

Adams Street Parties, Inc.

DLA Piper LLP (US)